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Jeffrey M. Moritz
 Certified Public Accountant*
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                                                    426 North Street - 3rd Floor
                                                               Hyannis, MA 02601
                                                                (508) 771 - 6500
                                                            Fax (508) 771 - 1119
                                                      E-mail jmoritz@capecod.net

December 23, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


I have read the statements made by American ATM Corp. (copy attached) which I understand will be included in the Company's Prospectus pursuant to Item 304 of Regulation S-K. The Prospectus will be filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form SB-2, as amended. I agree with these statements concerning this firm in such Prospectus and Registration Statement and to the filing of this letter as an exhibit to such Registration Statement.


Very truly yours,

/s/ JEFFREY M. MORITZ

Jeffrey M. Moritz C.P.A.



                        * Admitted to Practice in New Jersey

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